Exhibit 10.7

FULTON COUNTY NATIONAL BANK & TRUST COMPANY

MCCONNELLSBURG, PA

SURVIVOR INCOME AGREEMENT

THIS AGREEMENT is made this 27th day of March, 1996. by and between The Fulton County National Bank & Trust Company ( the “Company”), and Neil L. Berkstresser (the “Executive”).

INTRODUCTION

To encourage the Executive to remain an employee of the Company, the Company is willing to provide benefits to the Executive’s beneficiary if the Executive dies prior to terminating employment.  The Company will pay the benefits from its general assets, but only so long as one of its general assets is a life insurance policy on the Executive’s life.

AGREEMENT

The Executive and the Company agree as follows:

Article 1

Entitlement to Benefit

1.1           Pre-Termination Survivor Income Benefit.  If the Executive dies before otherwise terminating employment with the Company, the Company shall pay to the Executive’s designated beneficiary the survivor income benefit described in Article 2.

1.2           Disability Continuation.  If the Executive terminates employment due to disability and then dies before recovering from such disability, the Company shall pay to the Executive’s designated beneficiary the survivor income benefit described in Article 2. Whether the Executive is disabled or has recovered from a disability shall be determined by the Company in its sole discretion.

1.3           Suicide.  No benefits shall be payable if the Executive commits suicide within twenty six months after the date of this Agreement.

Article 2

Survivor Income Benefit

2.1           Amount of Benefits.  The survivor income benefit shall be one times base annual salary at the time of death, divided by the Tax Factor.  Base annual salary should not exceed $ 38,000 for purposes of this calculation.

2.1.2        Tax Factor.  One minus the Company’s marginal income tax rate for the fiscal year in which the Executive’s death occurs.

2.2           Form of Benefits.  The survivor income benefit shall be paid to the Executive’s beneficiary in a lump sum within sixty (60) days after the Executive’s death.

Article 3

Beneficiaries

3.1           Beneficiary Designations.  The Executive shall designate a beneficiary by filing a written designation with the Company.  The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive’s lifetime.  The Executive’s beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolve.  If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive’s surviving spouse, if any, and if none, to the Executive’s surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive’s estate.

3.2           Facility of Payment.  If a benefit is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person.  The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Such distribution shall completely discharge the Company from all liability with respect to such benefit.

Article 4

Claims and Review Procedures

4.1           Claims Procedure.  The Company shall notify the Executive’s beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement.  If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (l) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement’s claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed.  If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

4.2           Review Procedure.  If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company.  Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits.  Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents.  The Company shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.

Article 5

Conversion to Split Dollar

If the Executive voluntarily terminates employment after age 59, unless the Executive elects otherwise by written notice to the Company, the Split Dollar Insurance Agreement attached as the Addendum to this Agreement shall automatically take effect as of the Executive’s termination of employment.  The Company shall take all actions necessary to implement the Split Dollar Insurance Agreement.

Article 6

Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

Article 7

Miscellaneous

7.1           Exclusive Agreement/Binding Effect.  This Agreement is the entire agreement between the Company and the Executive, written or oral, related to the Company’s obligation to pay any survivor income benefits to the Executive’s beneficiaries or survivors.  This Agreement supersedes all prior agreements, understandings and negotiations.  This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

7.2           No Guaranty of Employment.  This Agreement is not an employment policy or contract.  It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company’s right to discharge the Executive.  It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

7.3           Tax Withholding.  The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

7.4          Applicable Law.  The Agreement and all rights hereunder shall be governed by the laws of the State of Pennsylvania, except to the extent preempted by the laws of the United States of America.

7.5          Unfunded Plan.  The beneficiary is a general unsecured creditor of the Company for the payment of benefits under this Agreement.  The benefits represent the mere promise by the Company to pay such benefits.  The beneficiary’s rights to such benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.  Any insurance on the Executive’s life is a general asset of the Company to which the Executive and designated beneficiary have no preferred or secured claim.

IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:	COMPANY:

The Fulton County National Bank & Trust Co.

/S/ Neil L. Berkstresser	By:	/S/ Clyde H. Bookheimer
Neil L. Berstresser	Title: President

BENEPICIARY DESIGNATION

FULTON COUNT NATIONAL BANK & TRUST COMPANY

SURVIVOR INCOME AGREEMENT

I designate the following as beneficiary of benefits under the Survivor Income Agreement

Primary:	Betty June Berkstresser (spouse)

Contingent:

Note:                   To name a trust as beneficiary, please provide the name of the trustee and the exact date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Company.  I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.

Signature:	/S/ Neil L. Berkstresser

Date:	3/27/96

Accepted by the Company the 27th day of March, 1996

By:	/S/ Clyde H. Bookheimer

Title:	President

SPLIT DOLLAR ADDENDUM TO

MILTON COUNTY NATIONAL BARK & TRUST COMPANY

MCCONNELLSBURG, PA

SURVIVOR INCOME AGREEMENT

THIS ADDENDUM is part of the Survivor Income Agreement between Fulton County National Bank & Trust Company (the “Company”), and Neil L. Berkstresser (the “Executive”).

INTRODUCTION

Under the terms of the Survivor Income Agreement between the Executive and the Company, the parties desire divide the death proceeds of a life insurance policy on the Executive’s life.

Article 1

General Definitions

The following terms shall have the meanings specified.

1.1           “Insurer” means The Mutual Group insurance Company.

1.2           “Policy” means insurance policy number                 issued by the Insurer.

Article 2

Policy Ownership/Interests

2.1           Company Ownership.  The Company owns the Policy and shall have the right to exercise all incidents of ownership and to receive the Policy values in excess of the Executive’s interest described in Section 2.2.

2.2           Executive’s Interest.  The Executive shall have the right to designate the beneficiary of the death proceeds of the Policy in an amount equal to the lesser of (i) one times the most recent base annual salary or (ii) the excess of the total death proceeds over the cash surrender value of the Policy on the day before the Executive’s death.  The Executive shall also have the right to elect and change settlement options that may be permitted for such beneficiaries.

Article 3

Premiums

3.1           Premium Payment.  The Company shall pay any premiums due on the Policy.

3.2           Imputed Income.  The Company shall then impute income to the Executive in an amount equal to the current term rate for the Executive’s age multiplied by the aggregate death benefit payable to the Executive’s beneficiary.  The “current term rate” is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

Article 4

Assignment

The Executive may assign without consideration all interests in the Policy and in this Addendum to any person, entity or trust.

Article 5

Insurer

The Insurer shall be bound only by the terms of the Policy.  Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all persons.  The Insurer shall not be bound by or be deemed to have notice of the provisions of this Addendum.

Article 6

Claims Procedure

6.1           Claims Procedure. The Company shall notify the Executive’s beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Addendum.  If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Addendum on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Addendum’s claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed.  If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

6.2           Review Procedure.  If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company.  Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits.  Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents.  The Company shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Addendum on which the decision is based.  If, because of the need for a hearing. the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.

Article 7

Amendments and Termination

The Company may amend this Addendum at any time prior to the Executive’s death by written notice to the Executive.  Either party may terminate this Addendum at any time prior to the Executive’s death by written notice to the other party.

Upon termination of this Addendum, the Executive may purchase the Policy from the Company for an amount equal to the Policy’s cash surrender value as of the date of the termination.

Article 8

Miscellaneous

8.1           Binding Effect.  This Addendum shall bind the Executive and the Company, their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

8.2           No Guaranty of Employment.  This Addendum is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company’s right to discharge the Executive.  It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

8.3           Applicable Law. The Addendum and all rights hereunder shall be governed by and construed according to the laws of Pennsylvania, except to the extent preempted by the laws of the United States of America.

The parties’ signatures on the Death Benefit Agreement witness their agreement to the terms of this Addendum.

SPLIT DOLLAR POLICY ENDORSEMENT

THE FULTON COUNTY NATIONAL BANK AND TRUST COMPANY

SPLIT DOLLAR ADDENDUM

Policy No. 594721	Insured: Neil L. Berkstresser

Supplementing and amending the application for insurance to Clarica Life Insurance Company-US (formerly, The Mutual Group Life Insurance Company) (“Insurer”) on December 22, 1995 the applicant requests and directs that;

BENEFICIARIES

1.             THE FULTON COUNTY NATIONAL BANK AND TRUST COMPANY, a nationally-chartered commercial bank located in McConnellsburg, Pennsylvania (the “Company”), shall be the direct beneficiary of Policy values in excess of the Executive’s interest described in paragraph 2 below.

2.             The Insured or the Insured’s transferee shall be the beneficiary of the death proceeds of the Policy in an amount equal to the lesser of (i) one time the most recent base annual salary, or (ii) the excess of the total death proceeds over the cash surrender value of the Policy on the day before the Insured’s death.

OWNERSHIP

3.             The Owner of the policy shall be the Company. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured’s transferee in paragraph (4) of this endorsement.

4.             The Insured or the Insured’s transferee shall have the right to assign his or her rights and interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY

Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in (3) above shall be limited to the portion of the proceeds described in paragraph (1) above.

OWNERS AUTHORITY

The Insurer is hereby authorized to recognize the Owner’s claim to rights hereunder without investigating the reason for any action taken by the Owner, including its statement of the amount of premiums it has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefore to the Insurer. The Insurer may rely on a sworn statement in form satisfactory to it furnished by the Owner, its successors or assigns, as to theft interest, and any payments made pursuant to such statement shall discharge the Insurer accordingly. The owner accepts and agrees to this split dollar endorsement.

Any transferee’s rights shall be subject to this Endorsement.

The undersigned is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

Signed at McConnellsburg, Pennsylvania, this 30th day of April, 2001.

THE FULTON COUNTY NATIONAL
BANK AND TRUST COMPANY

By:	/S/DoriAnn J. Hoffman
Title:	Senior Vice President

ACCEPTANCE AND BENEFICIARY DESIGNATION

The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates the following as beneficiary(s) of the portion of the proceeds described in paragraph (2) above:

Primary Beneficiary:	/S/Betty J. (R) Berkstresser
Relationship:	Spouse
Contingent Beneficiary (if the Primary is deceased):
Relationship:

Signed McConnellsburg, Pennsylvania, this 30th day of April, 2001.

THE INSURED:

/S/Neil L. Berkstresser
Neil L. Berkstresser
RECORDED MAY 16 2001
CLARICA LIFE INSURANCE COMPANY-U.S.
		BY:.	/S/Melody R.J. Jensen